EXHIBIT 3




                                    BY LAWS
                                       OF
              LOS ANGELES INTERNATIONAL FILM & MUSIC MARKET, INC.

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ARTICLE I - OFFICES

Section 1.1   Office

         The principal office of the corporation within the State of Nevada shall be located at such place as shall be designated by the Board of Directors.


Section 1.2      Other Offices

         The corporation may also have such other offices, either with in or without the State of Nevada, as the Board of Directors may from time to time determine of the business of the corporation may require.


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ARTICLE II - STOCKHOLDERS

Section 2.1     Annual Meetings


     An annual meeting of the stockholders, for the election of the Board of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location and at such time each year as designated by the Board of Directors.


Section 2.2     Special Meetings


     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board of Directors, the President, the chief executive officer, or the holders of not less than one-half of all the shares entitled to vote at the meeting, and shall be held at such place, on such date, and as such time as they or he/she shall fix.


Section 2.3     Notice of Meeting


     Written notice of the place, date and time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days in advance of the date in which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as other wise required herein or provide by law (meaning here, and hereinafter, the laws of the State of Nevada or as may other wise be set forth in the Articles of Incorporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjourned is taken; provided, however that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is affixed for the adjourned meeting, then written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.


Section 2.4     Quorum


     At any meeting of the stockholders, the holders of the majority of the outstanding shares of the corporation entitled to vote at the meeting, present in person or by proxy, shall continue a quorum for all purposes, unless or except to the extend that the presence of a larger number may be required by law.

     If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of shares of the corporation entitled to vote at the meeting who are present, in person or by proxy, may adjourn the meeting to another date, place or time.

     If a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat, standing that it will be held with those present constituting a quorum then, except as may be otherwise required by law, those present as such adjourned meeting shall constitute a quorum (regardless of the numbers of stockholders in attendance), and all matters de determined by a majority of the votes cast at such meeting.


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Section 2.5     Organization


     Such person as the Board of Directors may have designated or, in the absence of such person, t he highest ranking officer of the corporation who is present shall call to order by meeting of the stockholders and act as chairman of the meeting. In absence of the secretary of the corporation, the secretary of the meting shall be such person as the chairman appoints.


Section 2.6     Conduct of Business


     The chairman of the meeting of stockholders shall determine the order of business and the procedure of the meting, including such regulation of the manner of voting and the conduct of discussion as may seem to him in order.

Section 2.7     Proxies and Voting


     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing field in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date of the meeting, except as otherwise provide herein or required by law.

     All voting except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, upon demand therefore by a stockholder entitled to vote, or his proxy, a stock vote shall be taken. Every stock vote shall be by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     If a quorum is present, the affirmative vote of two-thirds of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number of voting by class in required by law, the Articles of Incorporation, or these By Laws.


Section 2.8     Stock List


     A complete list of stockholders entitles to vote at any meeting of the stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.


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     The stock list shall also be kept at the place of the meeting during the hole time thereof and shall be open to the examination of any stockholder who is present. The list shall presumptively determine the identity of the stockholder entitled to vote at the meeting and the number of shares held by each of them.

Section 2.9     Participation by Conference Telephone.

     Any action, except the election of directors which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of the stockholders holding at least the majority of the power, provided:

     (a) That if any greater portion of voting power is required for such action at the meeting, then such greater portion of written consent shall be required, and

     (b) That is general provision shall not supercede any specific provision for action by written consent required by law.



ARTICLE III - BOARD OF DIRECTORS


Section 3.1     Number and terms of Office


     The number of directors who shall constitute the whole board shall be such number not less ten one(1) and not more than ten (10) as the Boards of Directors shall be at the time have been designated. Each director shall be selected for a term of two years and shall continue to serve until his successor is elected and qualified, except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increases between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.


Section 3.2     Vacancies


     If the office of any director becomes vacant by reason of death, disqualification, resignation, removal or other cause, a majority of directors remaining in office, although less than a quorum, may elect a successor for the un-expired term and until his successor is elected and qualified.


Section 3.3     Regular Meeting


     Regular Meeting of the Board of Directors shall be held as such place or places, on such date or dates, and as such time as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.


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Section 3.4     Special Meetings


     Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date and at such time as they or he/she shall fix. Notice of the place, date and time of each special meeting shall be given to each director, other than those requesting the meeting, in writing at least three (3) days prior to the actual date of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.


Section 3.5     Quorum


     At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or the need for walver thereof.


Section 3.6     Participation in Meetings by Conference Call


     Members of the Board of Directors or any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other . Such participation shall constitute presence in persons at such meeting.


Section 3.7     Conduct of Business


     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors with out a meeting if all the members consent thereto in writing, and the writing or writings are filled with the minutes of proceedings of the Board of Directors.


Section 3.8     Powers


     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts or things as may be exercise or done by the corporation, including without limiting the generality of the foregoing, the unqualified power:

     (a) To declare dividends from time to time in accordance with law;

     (b) To purchase or otherwise acquire any property rights or privileges on such terms as it shall determine;

     (c) To authorization the creating, making and issuance, in such form as it may determine, of written obligation of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (d) To remove any officer of the corporation, with or without cause, and from time to time to develop the powers and duties of any officer upon any person for the time being.


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     (e) To confer upon any officer of the corporation the power to appoint, remove, and suspend subordinate officers and agents;

     (f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

     (g) To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

     (h) To adopt from time to time regulations, not inconsistent with these By Laws, for the management of the corporation's business and affairs.



Section 3.9     Compensation of Directors


     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as director, including, without limitation, their services as members of the committees of the directors.


Section 3.10     Loans


     The corporation shall not lend money to or use its credit to assist its officers, directors or other control persons, without authorization in the particular case by a two-thirds majority of the stockholders, but may lend money to and use its credit to assist any employee, excluding such offers, directors or other control persons of the corporation or of a subsidiary, if such loan or assistance benefits the corporation.


ARTICLE IV - COMMITTEES


Section 4.1     Committee of the Board of Directors


     The Board of Director , by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable power and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if its desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or the authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.


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Section 4.2     Conduct of Business


     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members; in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


ARTICLE V - OFFICERS


Section 5.1      Generally


     The officers of the corporation shall consist of a president, one or more vice-president, a secretary, a treasurer and such subordinate officers as may from time to time be appointed by the Board of Directors. The corporation may also have a chairman of the board who shall be elected by the Board of Directors and who shall be an officer of the corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.


Section 5.2     Chairman of the Board


     The chairman of the board shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors.


Section 5.3     President


     The president shall be the chief executive officer of the corporation. Subject to the provision of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all the other officers and agents of the corporation. He shall, when present, and in the absence of a chairman of the board of directors, president at all meetings of the shareholders and of the Board of Directors. The Corporation may, at the election of the Board of Directors, have two separate individuals jointly and severally share the responsibilities of the president.


Section 5.4     Vice-President


     Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who was served in such capacity for the longest time shall perform the duties and exercise the powers of the president.


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Section 5.5     Treasurer


     The treasurer shall have the custody of the monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transaction and of the financial condition of the corporation


Section 5.6     Secretary


     The secretary shall issue all authorized notices from, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.


Section 5.7     Delegation of Authority


     The Board of Directors may, from time to time, delegate the powers of duties of any officer to any other officers or agents, notwithstanding any provision hereof.


Section 5.8     Removal


     Any officer of the corporation may be removed at any time, with or without cause, by the Board of Director.


Section 5.9     Action with Respect to Securities of Other Corporation


     Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholder of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.



ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS


Section 6.1     Generally


     The corporation shall indemnify its officers, directors and agents to the fullest extend permitted under Nevada law.


Section 6.2     Expenses


     To the extend that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.


Section 6.3     Determination by Board of Directors


     Any indemnification under Section 6.1 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent in proper in the circumstances because he has met the applicable standard of conduct set forth in Nevada law.

Section 6.4     Not Exclusive of Other Rights


     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or interested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who was ceased to be a director, officer, employee or agent and shall inure to the benefit of the , executors and administrators of such person.


Section 6.5     Insurance


     The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power on indemnify him against such liability under the provisions of this Article.

     The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person any collect as indemnification (I) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.


Section 6.6     Violation of Law


     Nothing contained in this Article, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if much indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933 the Securities Exchange Act of 1934, or any other applicable state of federal law.


Section 6.7     Coverage


     For the purpose of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.


ARTICLE VII - STOCK


Section 7.1     Certificates of Stock


     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or Vice-president, and by the secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.


Section 7.2     Transfer of Stock


     Transfer of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 7.4 of Article VII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.


Section 7.3     Record Date


     The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect of any change, conversion or exchange or stock or with respect to any other lawful action.

Section 7.4     Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificates or stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.


 Section      Regulations


     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


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ARTICLE VIII - NOTICES


Section 8.1     Notices


     Whenever notice is required to be given to any stockholder, director, or agent such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram or facsimile, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.


Section 8.2     Waiver


     A written of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


ARTICLE IX - MISCELLANEOUS


Section 9.1     Facsimile Signature


     In addition to the provisions for the use of facsimile signature elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors. Of a committee thereof.


Section 9.2     Corporate Seal


     The Board of Directories may provide a suitable seal, containing the name of the corporation which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicated of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.


Section 9.3     Reliance Upon Books, Reports and Records


     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an Independent certified public accountant, or by an appraiser selected with reasonable care.


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Section 9.4     Fiscal Year


     The fiscal year of the corporation shall be as fixed by the Board of Directors.


Section 9.5     Time Periods


     In applying any of these Bylaws which required that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event , calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.


Section 9.6     Acquisition of Controlling Interest


     The provisions of NRS 78.378 to 78.3793, inclusive, shall not apply to this corporation


ARTICLE X - AMENDMENTS


Section 10.1     Amendments


     These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.


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CERTIFICATE OF SECRETARY



KNOW ALL MEN BY THESE PRESENTS


     That the undersigned does hereby certify that the undersigned is the secretary of the Los Angeles International Film & Music Market, Inc., a corporation duly organized and existing under and by virtue of the laws of the state of Nevada; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors by unanimous consent on the 15 day of June 1999; and that the above and foregoing Bylaws are now in full force and effect.


     Dated this June 15, 1999.





                                              Lawrence S. Hartman, Secretary




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                      FIRST AMENDMENT TO THE BYLAWS OF LOS
           ANGELES INTERNATIONAL INDEPENDENT FILM & MUSIC MARKET, INC.

         This First Amendment to the Bylaws of Los Angeles International Independent Film & Music Market, Inc. (the "Company") is dated July 30, 1999.

         The following amendments to the Bylaws of the Company have been unanimously approved by the board of directors of the Company.

         1. Section 5.3(a) is hereby added to the Bylaws and shall read as follows:

                  Section 5.3(a) Chief Executive Officer
                  --------------------------------------

                           The Chief Executive Officer shall be responsible for
                  all the corporate and management affairs of the Company in coordination with the President. The Chief Executive Officer shall have the power and authority to sign and execute all stock certificates, contracts and other instruments of the Corporation, which are authorized. The Chief Executive Officer shall otherwise share in the responsibilities of President, as permitted under the last sentence of Section 5.3 of the Bylaws of the Company, and shall coordinate his responsibilities accordingly with the President.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Bylaws of Los Angeles International Independent Film & Music Market, Inc, as of this 30th day of July, 1999.




/s/ Adam Zoblotsky                           /s/ Lawrence Hartman
----------------------------------           -----------------------------------
Adam Zoblotsky, director                     Lawrence Hartman, director